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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-42005, 33-42006, 33-70932, 33-70934, 33-80652, 333-61453, 333-61455, 333-60020, 333-62598, 333-136839 and 333-149205) of our reports dated May 22, 2008, with respect to the consolidated financial statements and schedule of Haemonetics Corporation, and the effectiveness of internal control over financial reporting of Haemonetics Corporation included in this Annual Report (Form 10-K) for the fiscal year ended March 29, 2008.

/s/ Ernst & Young LLP

Boston, Massachusetts
May 22, 2008

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  EXHIBIT 23.1